EXHIBIT 16.1

                              MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS







                                                     February 7, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      News Communications, Inc.
                           Commission File No. 0-18299

Gentlemen:

                  We have read and agree with the statements made with respect to us regarding there being no disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures in Item 4 of Form 8-K of News Communications, Inc. for the event reported as occurring February 3, 1997.

                                               Very truly yours,



                                              /s/  MOORE STEPHENS, P.C.
                                              MOORE STEPHENS, P.C.
                                              Certified Public Accountants
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